SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (date of earliest event reported): JUNE 12, 2002
                                  -------------


                        LASER MASTER INTERNATIONAL, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its Charter)



                                    NEW YORK
                                    ---------
                 (State or other jurisdiction of incorporation)



      2-76262-NY                                     11-2564587
---------------------                   ----------------------------------------
  Commission File No.                     I.R.S. Employer Identification Number


1000 FIRST STREET, HARRISON, NJ                                 07029
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Address of Principal Executive Office                          Zip Code


                                 (973) 482-7200
                                 --------------
               Registrant's telephone number, including area code



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ITEM 5.  OTHER EVENTS

           The Registrant (the "Company"), on June 12, 2002, was informed by Fleet Bank ("the Bank"), its primary lender, that it did not meet certain financial covenants contained in its Lending Agreement with the Bank, and that the Company is in default. The Company is indebted to the Bank in the sum of $1,800,000 on a secured loan, and has also guaranteed the sum of $3,600,000 on a secured loan agreement with the New Jersey Economic Development Authority. The Company has requested a waiver from the Bank of the financial covenants under its financing agreement.

           The Company has timely made all payments due to the Bank as per the Financing Agreement, and intends to present a plan to the Bank in an effort to obtain a waiver and/or to re-negotiate the financial covenants with the Bank so as to cure the default.

           The Bank further informed the Company that it has reserved its rights under the Agreement to proceed with any action it may deem necessary to protect its interest. At the present time, the Bank has not taken any legal action concerning the default by the Company in maintaining the covenants under the Financing Agreement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      Harrison, New Jersey
            June 27, 2002
                                      LASER MASTER INTERNATIONAL, INC.

                                       /s/ ABRAHAM KLEIN
                                      ------------------------------------------
                                      ABRAHAM KLEIN,
                                      President




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